Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): January 18, 2005

AirRover Wi-Fi Corp.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

Form 8-K
AirRover Wi-Fi Corp.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Amendment of Amended and Restated Certificate of Incorporation.

Effective January 18, 2005, we amended our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock to 700,000,000. No other change to our Amended and Restated Certificate of Incorporation was made.

The amendment to our Amended and Restated Certificate of Incorporation was approved by a majority of our shareholders, acting by written consent without a meeting.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, as filed on January 18, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: January 18, 2005.	AIRROVER WI-FI CORP.

By:	/s/ DAVID LOFLIN
David Loflin President